Exhibit 99.1

Great Western Bancorp, Inc. and HF Financial Corp. Announce Definitive Merger Agreement
Great Western Bancorp, Inc. Expands Sioux Falls Presence with the Acquisition of HF Financial Corp.
Key Acquisition and Financial Impact Highlights:

•	The transaction will solidify Great Western Bank’s market leadership in the highly attractive Sioux Falls market and enhances its South Dakota state-wide presence.

•	The transaction provides Great Western a branch presence in desirable Fargo, North Dakota and Minnesota markets.

•	At closing, the combined entity is projected to have $11.3 billion in assets, $8.5 billion in loans, and $8.6 billion in deposits and will serve 127 communities in nine states.

•
Stock and cash transaction valued at $139.5 million at signing, based on the closing price of Great Western Bancorp, Inc., stock on November 27, 2015, or approximately $19.70 per fully diluted share, subject to potential adjustments as described in the Agreement.

•	Strong platform to support significant opportunities for organic growth in the Midwest.

•
The transaction is expected to generate mid-single digit earnings per share accretion in the first full year after closing and tangible book value dilution will be earned back in less than three years.

•	Media Conference Call Monday, November 30, 2015 at 4:15 p.m. CST; Investment Community Conference Call Tuesday, December 1, 2015 at 7:00 a.m. CST.

Sioux Falls, SD - November 30, 2015 - Great Western Bancorp, Inc. (“GWB” or “Great Western”) (NYSE: GWB) and HF Financial Corp. (“HF Financial”) (NASDAQ: HFFC) today jointly announced the signing of a definitive merger agreement pursuant to which Great Western Bancorp, Inc. will acquire HF Financial Corp., the holding company and parent of Home Federal Bank (“Home Federal”) in a cash and stock transaction valued at $19.70 per share or $139.5 million in the aggregate, using the closing price of GWB stock as of November 27, 2015.
"We are pleased to announce the acquisition of Home Federal Bank," said Ken Karels, President and Chief Executive Officer of Great Western Bank. "This acquisition offers us the opportunity to expand our footprint and customer base by complementing our existing branch network presence in Eastern South Dakota and adding locations in attractive markets in Fargo, North Dakota and Minnesota."
Karels further added, “Home Federal’s strong market presence in Sioux Falls and outstanding reputation coupled with Great Western Bank’s comprehensive product offerings and strong capital base will allow the combined franchise to better meet the expanding needs of our customers and communities. This partnership continues Home Federal’s legacy and significantly expands our market visibility and customer base. We welcome Home Federal’s customers and employees to Great Western.”

Exhibit 99.1

Stephen Bianchi, President and Chief Executive Officer of Home Federal Bank said, “After careful thought and consideration, our board of directors decided that a merger with Great Western Bank provides tremendous value for stakeholders. I’m confident that we have found an excellent partner in Great Western. We believe bringing these two prominent companies together will position us well to capitalize on the substantial growth opportunities in our core markets for years to come.”
Under the terms of the Agreement, 75% of HF Financial’s common stock will be converted into Great Western common stock and the remaining 25% will be exchanged for cash. HF Financial stockholders will have the option to elect to receive either 0.6500 shares of Great Western common stock or $19.50 in cash for each HF Financial common share, subject to proration to ensure that in the aggregate 75% of HF Financial shares will be converted into stock. The exchange ratio is fixed, and the transaction is expected to qualify as a tax-free exchange with respect to shares of HF Financial common stock that are exchanged for Great Western common stock.
The transaction is expected to generate mid-single digit earnings per share accretion in the first full year after closing, an internal rate of return of more than 20%, minimal tangible book value per common share dilution and an earnback period of less than three years. Additionally, GWB’s strong pro forma capital position will also support further growth.
The Merger has been unanimously approved by the Board of Directors of both Great Western and Home Federal and is expected to close in the second quarter of 2016, subject to certain conditions, including the approval by Home Federal’s stockholders and customary regulatory approvals. As is customary for GWB, the operations of HF Financial are expected to be fully integrated into GWB shortly after the transaction close date.
Advisors
RBC Capital Markets, LLC acted as exclusive financial advisor to GWB. Piper Jaffray & Co acted as financial advisor to HF Financial and rendered a fairness opinion to the Board of Directors of HF Financial. Nyemaster Goode, P.C. served as legal counsel to GWB. Briggs and Morgan, P.A. served as legal counsel to HF Financial.
Media Conference Call Details
There will be a call for media on Monday, November 30, 2015, at 4:15 p.m. CST.
Dial-in Details:

•	Participant Toll-Free Dial-in Number (877) 252-6114

•	Access code: 0139065
Investor Call Details
Great Western will host a conference call with investors to discuss the announcement at 7:00 a.m. CST on Tuesday, December 1, 2015.
Live Event Dial-in Details:

•	Participant Toll-Free Dial-in Number (855) 238-8837.

•	Participant International Dial-in Number *1 (412) 542-4114.

Exhibit 99.1

To ensure timely access, participants should dial in approximately 15 minutes before the call starts. Please ask to be joined into the Great Western Bancorp call. A listen-only webcast will be available in the Investor Relations section of Great Western Bank’s website at www.greatwesternbank.com under “Presentations.”
A replay of the conference call will be available until December 16, 2015, by calling (877) 344-7529 (US & Canada) or *1 (412) 317-0088 from other locations. The access code for the replay is 10076947. An archive of the webcast will be available for one year following the conference call on Great Western’s website.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
About HF Financial Corporation
HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As a publicly traded savings association headquartered in South Dakota, HF Financial Corp. operates with 23 offices in 17 communities, throughout Eastern South Dakota, Minnesota, and North Dakota. The Company operates a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. To learn more about Home Federal Bank, visit www.homefederal.com.
No Offer or Solicitation
This communication is not a solicitation of a proxy from any stockholder of HF Financial Corp. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.
Important Additional Information and Where to Find It
In connection with the Agreement and Plan of Merger by and between Great Western Bancorp, Inc. (“Great Western”) and HF Financial Corp., Great Western will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a proxy statement of HF Financial Corp. and a prospectus of Great Western, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF HF FINANCIAL CORP. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY

Exhibit 99.1

STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT WESTERN, HF FINANCIALCORP. AND THE PROPOSED TRANSACTION. The Registration Statement, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Great Western and HF Financial Corp. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by Great Western with the SEC, including the Registration Statement, may also be obtained free of charge from Great Western’s website (www.greatwesternbank.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to Great Western’s Investor Relations contact, David Hinderaker at David.Hinderaker@greatwesternbank.com . Documents filed by HF Financial Corp. with the SEC may also be obtained free of charge from HF Financial Corp. website (www.homefederal.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to HF Financial Corp. Investor Relations contact, Pamela F. Russo at prusso@homeferal.com.
Participants in the Solicitation
Great Western, HF Financial Corp., and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HF Financial Corp., in connection with the proposed merger transaction. Information about the directors and executive officers of Great Western is available in Great Western’s definitive proxy statement for its 2015 annual meeting of stockholders as previously filed with the SEC on January 5, 2015, and other documents subsequently filed by Great Western with the SEC. Information about the directors and executive officers of HF Financial Corp., is available in HF Financial Corp.’s, definitive proxy statement, for its 2015 annual meeting of stockholders as previously filed with the SEC on October 16, 2015. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement and including the proxy statement/prospectus, and other relevant documents regarding the transaction filed with the SEC when they become available.
Forward-Looking Statements
This document contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond GWB’s and HF Financial Corp’s control.
Statements in this document regarding Great Western, HF Financial Corp., and the proposed merger that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on anticipated financial results, the synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Great Western and HF Financial Corp. In particular, projected financial information for the combined company is based on

Exhibit 99.1

management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Great Western or HF Financial Corp. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; change in national and regional economic conditions; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events.
For more discussion of important risk factors that may materially affect Great Western and HF Financial Corp., please see the risk factors contained in Great Western’s Annual Report on Form 10-K for its fiscal year ended September 30, 2014 and HF Financial Corp. Annual Report on Form 10-K for its fiscal year ended June 30, 2015, both of which are on file with the SEC and available through the SEC’s website at www.sec.gov. You should also read Great Western’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which is on file with the SEC.
No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Great Western, HF Financial Corp. or the combined company. None of Great Western nor HF Financial Corp. assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.
GREAT WESTERN BANCORP, INC.                HF FINANCIAL CORP.

Media Contact:
Ann Nachtigal, 605-988-9217                     Stephen Bianchi, 605-333-7556
ann.nachtigal@greatwesternbank.com                sbianchi@homefederal.com

Investor Relations Contact:
David Hinderaker, 605-988-9253                Pamela F Russo, 605-333-7558
david.hinderaker@greatwesternbank.com             prusso@homefederal.com